UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Exchange Agreements

Preferred Stock Exchange Agreements

On July 8, 2025, Super League Enterprise, Inc. (the “Company”) entered into Exchange Agreements with: (i) Ben Khakshoor, pursuant to which the Company and Mr. Khakshoor agreed that in exchange for the surrender and forgiveness of that certain promissory note issued to Mr. Khakshoor, dated August 1, 2024, and amended on June 13, 2025, with the principal and interest thereon being equal to $711,361, Mr. Khakshoor will be issued 711,361 shares of the Company’s Series AAAA Jr. Convertible Preferred Stock (the “Khakshoor Agreement”); (ii) Sam Drozdov, pursuant to which the Company and Mr. Drozdov agreed that in exchange for the surrender and forgiveness of that certain promissory note issued to Mr. Drozdov, dated August 1, 2024, and amended on June 13, 2025, with the principal and interest thereon being equal to $711,361, Mr. Drozdov would be granted 711,361 shares of the Company’s Series AAAA Jr. Convertible Preferred Stock (the “Drozdov Agreement”); (iii) Firepit Partners Co. (“Firepit”), pursuant to which the Company and Firepit agreed that in exchange for the surrender and forgiveness of that certain promissory note issued to Firepit, dated August 1, 2024, and amended on June 13, 2025, with the principal and interest thereon being equal to $474,242, Mr. Drozdov would be granted 474,242 shares of the Company’s Series AAAA Jr. Convertible Preferred Stock (the “Firepit Agreement”, and collectively with the Khakshoor Agreement and Drozdov Agreement, the “Preferred Exchange Agreements”).

The foregoing summary of the terms and conditions of the Khakshoor Agreement, the Drozdov Agreement, and the Firepit Agreement, are subject to, and qualified in their entirety by reference to, the full text of such agreements, copies of which are filed as Exhibits 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Common Stock Exchange Agreement

On July 10, 2025, the Company entered into an Exchange Agreement (the “Exchange Agreement”, and collectively with the Preferred Exchange Agreements, the “Exchange Agreements”) with Agile Capital Funding, LLC, and Agile Lending, LLC (collectively, “Agile”), pursuant to which the Company and Agile agreed that in exchange for the surrender and forgiveness of that certain Secured Promissory Note issued to Agile, dated February 7, 2025, with the remaining amount of principal and interest thereunder being $1,331,250, Agile will (a) receive 44,128 shares of Common Stock (the “Exchange Shares”), (b) pre-funded warrants to purchase 173,023 shares of Common Stock (the “Pre-Funded Warrants”, and collectively with the Exchange Shares, the “Exchange Securities”), with the Exchange Securities to be valued at a price of $5.67, such amount above the Nasdaq Minimum Price, and (c) make cash payments to Agile totaling $100,000, with such payments to be made in four equal increments of $25,000 beginning on July 10, 2025, and every seven days thereafter.

The foregoing summary of the terms and conditions of the Exchange Agreement and the Pre-Funded Warrants are subject to, and qualified in their entirety by, reference to the full text of each such agreement, copies of which are filed as Exhibit 10.4 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Line of Credit

Equity Purchase Agreement

On July 10, 2025 (the “Execution Date”), the Company, entered into an equity purchase agreement (“Equity Purchase Agreement”) with Yield Point NY, LLC (the “Investor”). Under the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor to purchase up to $20,000,000 (the “Maximum Commitment Amount”) in shares of common stock, par value $0.001 per share (“Common Stock”), of the Company upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement, including, without limitation, an effective registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) registering the resale of the shares of Put Stock (defined below) and the shares of Commitment Stock (defined below) and additional shares to be sold to the Investor from time to time under the Equity Purchase Agreement. The term of the Equity Purchase Agreement began on the Execution Date and ends on the earlier of (i) the date on which the Investor shall have purchased shares of Common Stock issued, or that the Company shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of the Equity Purchase Agreement (the “Put Stock”) equal to the Maximum Commitment Amount, (ii) the date that is thirty-six (36) months from the date the registration statement is declared effective, (iii) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the shares of Put Stock, or within 30 days of the sale to the Investor of Put Stock), or (iv) written notice of termination by the Investor to the Company (the “Commitment Period”).

During the Commitment Period, the Company may direct the Investor to purchase shares of Put Stock by delivering a notice (a “Put Notice”) to the Investor. The Company shall, in its sole discretion, select the number of shares of Put Stock requested by the Company in each Put Notice. However, such amount may not exceed the Maximum Put Amount (as defined in the Equity Purchase Agreement). The purchase price to be paid by the Investor for the shares of Put Stock will be ninety-two percent (92%) of the lowest VWAP for a trading day on the Principal Market during the Valuation Period (as defined in the Equity Purchase Agreement).

In consideration for the Investor’s execution and delivery of, and performance under the Equity Purchase Agreement, on the Execution Date, the Company in its discretion shall either (i) pay to the Investor in cash $600,000 (“Commitment Cash”) or (ii) issue pre-funded warrants to purchase common stock (the “Pre-Funded Warrant”) to the Investor in a form acceptable to the Investor in its sole discretion and having an exercise price per share of $0.001 (the “Commitment Stock”) having a value of $600,000 based on closing price of the Common Stock on July 9, 2025. All of the shares of Commitment Stock were fully earned as of the Execution Date, and the issuance of the shares of Commitment Stock is not contingent upon any other event or condition, including, without limitation, the effectiveness of the Initial Registration Statement (defined below) or the Company’s submission of a Put Notice to the Investor and irrespective of any termination of the Equity Purchase Agreement.

Under the Equity Purchase Agreement, the Company is obligated to file with the SEC, on or before August 9, 2025, a registration statement on Form S-1 (the “Initial Registration Statement”) covering only the resale of the shares of Put Stock and Commitment Stock and to use its best efforts to have the Initial Registration declared effective no later than October 9, 2025.

The Equity Purchase Agreement contains customary representations, warranties, agreements, and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Pre-Funded Warrant

The Pre-Funded Warrant certifies that, for value received, the Investor is entitled to be issued up to $600,000 shares of Common Stock and has an initial exercise price of $0.001 per share. The pre-funded warrants may not be exercised if the aggregate number of shares of the Common Stock beneficially owned by the holder would exceed 4.99% immediately after exercise thereof, which ownership cap may be increased by the holder up to 9.99% upon 61 days’ prior notice.

Registration Rights Agreement

On July 10, 2025 (the “RRA Execution Date”), in connection with the Equity Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company shall, by August 5, 2025, file with the SEC the Initial Registration Statement covering the maximum number of (i) shares of Commitment Stock, (ii) shares of Put Stock, which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to the Investor under the Equity Purchase Agreement (without regard to any limitation or restriction on purchases), and (iii) any and all shares of capital stock issued or issuable with respect to the Put Stock, Commitment Stock, and the Equity Purchase Agreement as a result of any stock split, combination, stock dividend, recapitalization, exchange, or similar event, or otherwise, without regard to any limitation on purchases under the Equity Purchase Agreement (the “Registrable Securities”), as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations so as to permit the resale of the Registrable Securities by the Investor, including, but not limited to, under Rule 415 at then-prevailing market prices (and not fixed prices). The Initial Registration Statement shall register only Registrable Securities. The Company shall use its commercial best efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date, but in no event later than October 5, 2025.

The foregoing summary of the terms and conditions of each of the Equity Purchase Agreement, Registration Rights Agreement, and Pre-Funded Warrant is subject to, and qualified in its entirety by reference to the full text of such agreement, copies of which are filed as Exhibits 10.5, 10.6, and 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Private Placement Offering

On July 10, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Company agreed to sell (the “Offering”) up to (i) an aggregate principal amount of $4,494,382.02 in 8% Senior Secured Convertible Notes, maturing eighteen (18) months after the issue date, with original issue discount of 11%, convertible into shares of common stock of the Company, par value $0.001 per share (“Common Stock”) at a conversion price of $6.815 per share, and if not converted then amortized over the final twelve (12) months concluding on the maturity date, and (ii) Common Stock Purchase Warrants to purchase 659,968 shares of Common Stock at an exercise price of $5.361 per share (the “Warrants”). The Company received $4,000,000 in gross proceeds from the Offering.

Securities Purchase Agreement

The Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on the Company’s part that are typical for transactions of this type, as well as the following additional covenants: (i) for as long as the Notes remain outstanding, the Company agreed not to effect or enter into an Equity Line of Credit or agreement to effect any issuance by the Company or any of its subsidiaries involving a variable rate transaction; (ii) the Company agreed to offer to the Investors, for so long as any amount in excess of $1,500,000 remains outstanding on the Note, the opportunity to participate in an amount equal to 25% in any subsequent securities offerings by the Company; (iii) the Company agreed to hold a stockholder meeting within 90 days of the date of the Agreement at which the Company will solicit the stockholders’ affirmative vote for approval of the anti-dilution provisions described in the transaction documents in accordance with the applicable law and rules and regulations of the Nasdaq Stock Market (“Nasdaq”).

The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

Convertible Notes and Warrants

The Convertible Notes are senior secured obligations of the Company and are secured by certain personal property of the Company, pursuant to a Security Agreement (as defined below). Unless earlier converted, the Convertible Notes will mature in January 2027. The Convertible Notes bear interest at a rate of 8% per annum, subject to increase in the event of default to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Convertible Notes, including interest accrued thereon, are convertible at any time until a Convertible Note is no longer outstanding, in whole or in part, at the option of the holders into shares of Common Stock at a conversion price of $6.815 per share, subject to adjustment as set forth therein. The Convertible Notes have a beneficial ownership limitation such that none of the Investors have the right to convert any portion of their Convertible Notes if the Investor (together with its affiliates or any other persons acting together as a group with the Investor) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such Convertible Notes, or, upon 61 days’ prior written notice to the Company, 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such Convertible Notes. Commencing on the six-month anniversary of the date of the issuance of the Note, and on the same date every month thereafter, the Company shall make 12 equal amortization payments, with each payment being equal to one-twelfth of the initial principal amount, plus all accrued but unpaid interest.

The Convertible Notes also contain certain negative covenants, including prohibitions on the incurrence of indebtedness, liens, amendments to the Company’s organizational documents, dividends, redemption, related party transactions and entry into any equity line of credit agreement or variable rate transactions. The Convertible Notes also contain standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Convertible Notes, existence of a default or event of default under any of the Transaction Documents (as defined in the Convertible Notes), the bankruptcy or insolvency of the Company or any of its subsidiaries and unsatisfied judgments against the Company.

The Warrants entitle the holders to purchase 659,968 shares of Common Stock, respectively. The Warrants are exercisable immediately and have a term of four years. The Warrants each have an exercise price of $5.361 per share, subject to adjustment as set forth therein.

The terms of the each of the Convertible Notes and the Warrants provide for anti-dilution protection for issuances of Common Stock at a price per share less than the price equal to the conversion price or exercise price, as applicable, subject to approval by the Company’s stockholders.

The Convertible Notes, Warrants and the shares of common stock issuable upon conversion and exercise of the Convertible Notes and Warrants (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Investor acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Convertible Notes, Warrants and Underlying Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the Underlying Shares on a registration statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) within 30 days after the date of the issuance of the Convertible Notes and Warrants and to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) no later than 90 days after the date of the Purchase Agreement. If certain of the Company’s obligations under the Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to the Investor.

Security Agreement

The Company also entered into a Security Agreement (the “Security Agreement”) with the Purchaser, as collateral agent (the “Collateral Agent”), the Investor and such holders of the Convertible Notes as may be issued in the future (together with the Investors, the “Secured Parties”). Pursuant to the Security Agreement, the Secured Parties were granted a security interest in certain of the Company’s personal property to secure the payment and performance of all of the Company’s obligations under the Convertible Notes, Warrants, Purchase Agreement, Registration Rights Agreement and Security Agreement (together, the “Transaction Documents”).

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Security Agreement, Convertible Notes and Warrants are incomplete, and are subject to, and qualified in their entirety by reference to the full text of thereof, copies of each of which are attached hereto as exhibits 10.7, 10.8, 10.9, 4.3, and 4.4, respectively, each of which is incorporated herein in its entirely by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K entitled “Private Placement Offering” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes, Warrants, the Pre-Funded Warrants, and the shares of Series AAAA Jr. Convertible Preferred Stock, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On July 11, 2025, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series AAAA Jr. (the “Certificate”), designating 3,775,047 shares of Series AAAA Jr. Convertible Preferred Stock (the “Preferred Stock”) in connection with the entry into the Preferred Exchange Agreements.

Each share of Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in each Certificate, into such number of shares of the Common Stock, equal to the number of Preferred Stock to be converted, multiplied by the stated value of $1.00 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is equal to the Nasdaq Minimum Price, plus $0.01, subject to adjustment in the event of stock splits, stock dividends, and similar transactions).  Holders of the Preferred Stock will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 60% of the shares of Common Stock underlying the Preferred Stock upon issuance provided that the holder holds at least 1% of the Preferred Stock on January 1, 2026.  In addition, subject to the beneficial ownership and primary market limitations, holders of Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Item 8.01. Other Events

On July 14, 2025, the Company issued a press release regarding the Exchange Agreements, the Equity Purchase Agreement, and the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AAAA Jr.
4.1	Pre-Funded Warrant, dated July 10, 2025, issued to Agile Capital Funding, LLC
4.2	Form of Pre-Funded Warrant
4.3	Convertible Promissory Note, dated July 10, 2025, issued to Yield Point NY, LLC by Super League Enterprise, Inc.
4.4	Common Stock Purchase Warrant, issued to Yield Point NY, LLC by Super League Enterprise, Inc.
10.1	Exchange Agreement, dated July 8, 2025 by and between Super League Enterprise, Inc., and Benjamin Khakshoor
10.2	Exchange Agreement, dated July 8, 2025 by and between Super League Enterprise, Inc., and Samuel Drozdov
10.3	Exchange Agreement, dated July 8, 2025 by and between Super League Enterprise, Inc., and Firepit Partners Co.
10.4	Exchange Agreement, dated July 10, 2025 by and among Super League Enterprise, Inc., Agile Capital Funding, LLC, and Agile Lending, LLC.
10.5	Equity Purchase Agreement dated July 10, 2025 by and between the Company and YieldPoint NY, LLC
10.6	Registration Rights Agreement dated July 10, 2025 by and between the Company and YieldPoint NY, LLC
10.7	Securities Purchase Agreement dated July 10, 2025, by and between the Company and Yield Point NY, LLC
10.8	Registration Rights Agreement, dated July 10, 2025, by and between the Company and Yield Point NY, LLC
10.9	Security Agreement, dated July 10, 2025, by and between the Company and Yield Point NY, LLC
99.1	Press Release, dated July 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: July 14, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer